UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2009

ZUPINTRA CORPORATION, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)
399-33 Hazelton Avenue, Toronto, ON M5R 2E3

(Address of Principal Executive Offices)	(Zip Code)

866-748-4279

 (Registrant’s Telephone Number, Including Area Code)

181 University Avenue, Suite 210, Toronto, ON M5H 3M7

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On May 12, 2009 the Company’s Board of Directors appointed Mr. Florin Lacatus to serve as the Director of the Board, as well as the President and CEO of the Company. Mr. Lacatus, 38 holds several years experience in the logistics Industry in Europe.

Mr. Lacatus is a computer engineer with 11 years of experience in complex billing and data mining architectures. Most recently he served as Vice President of Business Development for MLP Radov, a private company which develops logistical software for the Oil and Gas Industry in Europe.

In connection with his employment, Mr. Lacatus and the Company executed an employment agreement dated May 12, 2009 in which Mr. Lacatus will receive a salary of $4000 USD per month.

Additionally, on May 12, 2009 the Company’s Board of Directors accepted the resignation of Mr. John van Arem as Director of the Board, President and CEO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

Zupintra Corporation, Inc.

Date: May 13, 2009	By:	/s/ Florin Lacatus
Florin Lacatus
Title: Chief Executive Officer